UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2020
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On December 21, 2020, PRA Group, Inc. (the “Company”) entered into three-year employment agreements (the “Employment Agreements”) with the following named executive officers (each, an “NEO”), upon the recommendation of the Compensation Committee of the Company’s Board of Directors:

Name of NEO	Position
Kevin P. Stevenson	Chief Executive Officer
Peter M. Graham	Chief Financial Officer
Christopher B. Graves	Global Investment and Analytics Officer
Steven C. Roberts	Global Operations Officer

The Employment Agreements, which are effective January 1, 2021, specify the position, compensation, benefits, term of employment and other terms and conditions relating to each NEO’s employment. The Employment Agreements:

•supersede prior employment agreements with each NEO that expired December 31, 2020;
•expire on December 31, 2023, unless terminated earlier, in accordance with their terms;
•provide that each NEO is eligible to receive equity awards under the Company’s Omnibus Incentive Plan;
•provide for payments to each NEO in the event of disability and to each NEO’s beneficiaries in the event of death;
•condition receipt of severance payments upon execution of a general release in a form approved by the Company;
•provide for no severance payments if the NEO is terminated for Cause (as defined in the Employment Agreements) or voluntarily terminates employment when such termination is not a Constructive Termination (as defined in the Employment Agreements); and
•include customary provisions related to non-solicitation, non-competition and confidentiality.

The Employment Agreements provide that the minimum base salary and annual bonus target for Mr. Stevenson are $925,000; for Messrs. Graham and Roberts are $480,000; and for Mr. Graves are $475,000.

Under the terms of the Employment Agreements, if an NEO’s employment is terminated by the Company without Cause or by the NEO due to a Constructive Termination and the termination occurs outside the Change in Control Protection Period (as defined in the Employment Agreement), the NEO will be paid the following:

(1) the greater of the then current base salary or the minimum base salary due under the remaining term of the Employment Agreement for Messrs. Graham, Graves and Roberts and the greater of two times the then current base salary or the minimum base salary due under the remaining term of the Employment Agreement for Mr. Stevenson;

(2) the target annual bonus for the year in which the termination occurs for Messrs. Graham, Graves and Roberts and two times the target annual bonus for the year in which the termination occurs for Mr. Stevenson; and

(3) Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premium reimbursements for up to 18 months.

In cases where an NEO’s employment is terminated by the Company without Cause or by the NEO due to a Constructive Termination and the termination occurs during the Change-in-Control Protection Period, the NEO will be paid the following:

(1) the greater of 1.5 times the then current base salary or the minimum base salary due under the remaining term of the Employment Agreement for Messrs. Graham, Graves and Roberts and two times the then current base salary or the minimum base salary due under the remaining term of the Employment Agreement for Mr. Stevenson;

(2) 1.5 times the target annual bonus for the year in which the termination occurs for Messrs. Graham, Graves and Roberts and two times the target annual bonus for the year in which the termination occurs for Mr. Stevenson; and

(3) COBRA premium reimbursements for up to 18 months.

The foregoing summary description of the Employment Agreements is not complete and is qualified entirely by reference to the actual text of the form of Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	10.1	Form of Employment Agreement between PRA Group, Inc. and Certain Executives effective January 1, 2021.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: December 23, 2020	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer